NEWS RELEASE

CONTANGO ORE, INC.

Contango Ore Provides Update and 2024 Drill Results for the Johnson Tract Project, Alaska, USA

FAIRBANKS, AK -- (November 21, 2024) -- Contango ORE, Inc. (“Contango” or the “Company”) (NYSE American: CTGO) is pleased to announce drill results from the 2024 surface drill campaign and provide an update on its 2024 exploration and development program at the Johnson Tract polymetallic gold project (the Project). The Project hosts the high-grade Johnson Tract deposit (the JT Deposit) with an Indicated Resource of 1.05 million ounces at 9.39 grams per tonne (g/t) gold equivalent (AuEq) with average true thickness of 40 meters (m).

The 2024 exploration program drilled approximately 3,000 m (9,842 feet) in 18 holes drilled to infill the upper one-third of the near vertical resource and three holes drilled for hydrogeological testing and monitoring to characterize the overall hydrology and water quality around the JT Deposit. A number of the holes will also be used for further metallurgical testing and geometallurgical characterization. Contango continued advancing field studies to support permitting and engineering of an exploration drift to access the deeper, high-grade portion of the JT Deposit for infill and exploration drilling.

HIGHLIGHTS OF THE 2024 PROGRAM

•
Receipt of a 404 Permit for construction of a 2.6 mile (4 km) access road from the camp to the proposed portal and laydown site.
•
Twenty-one drillholes yield thick, high-grade intercepts typical of the JT Deposit, with highlights including:
o
GT24-008 - 223.5 m at 11.5 g/t AuEq (drilled down plunge for hydrogeologic purposes), including
▪
55.5 m at 30.3 g/t AuEq
o
GT24-007 – 93.0 m at 9.1 g/t AuEq, including
▪
22.1 m at 20.7 g/t AuEq, and

o
JT24-159 30.2 m at 6.3 g/t AuEq, including

▪
14.7 m at 10.6 g/t AuEq

See Table 1 for complete list of results.

•
Hydrogeologic and geotechnical testing of three drillholes and installation of additional monitoring wells (MW) and vibrating wire piezometers (VWP).

•
Ongoing field studies related to permitting and engineering for the exploration drift and for a future Feasibility Study.

Rick Van Nieuwenhuyse, President & CEO said: “We are excited to report results from Contango’s first drill program since acquiring the Johnson Tract Project in July. The infill drilling serves as a reminder of the exceptional grade, continuity, and width of the JT Deposit. We are focused on advancing the Project towards feasibility and a mine development decision using our DSO approach. Right now, that means advancing geotechnical, hydrologic, and other environmental and engineering studies in preparation for permitting an approximately 1.6 km (1 mile) exploration tunnel to support definition drilling of the deeper 2/3rds of the JT Deposit. We are pleased to have received a Section 404 permit from the US Army Corps of Engineers for construction of a portal access road and expanded airstrip. We plan to continue permitting the portal site with the Alaska Department of Natural Resources Office of Project Management and Permitting (OPMP). Planning is underway for a 2025 program.”

2024 DRILL RESULTS

The results from the 2024 drill program are reported below. A total of 21 HQ diamond drillholes (including one failed hole) for a total of 3,092.3 m were completed, including three hydrogeologic/geotechnical holes (924.7 m) and 18 shallow infill holes (2,167.6 m). Table 1 lists the drill results for all metals analyzed (gold-silver-copper-lead-zinc, as well as gold equivalent calculations). Please note the formula for calculating gold equivalent. Figures 1 and 2 show a plan map location for the drilling and pierce points for the drill holes on a long section through the mineralized zone.

Infill holes targeted the top third of the deposit from surface at 25 m spacing with the purpose of upgrading the 2022 Mineral Resource Estimate (MRE) to the Measured and Indicated categories. Deeper, higher-grade parts of the deposit are increasingly difficult to intersect at appropriate angles from surface due to topographic constraints and are planned to be drilled from underground following the development of the exploration drift.

Hydrogeologic holes were drilled to add two VWPs and one MW in addition to hydrogeologic packer testing to characterize the hydrology of the Dacite Fault, the JT Deposit, and immediate host rocks west of the Dacite Fault. Work was done in 2023 to characterize the hydrology of the exploration drift development rock west of the Dacite Fault. Hydrogeologic data from 2023 and 2024 will be modeled for planning and permitting of the exploration drift and future mine development.

In addition to standard assays, samples were also selected for specific gravity from the 2024 drillholes to improve density calculations in future mineral resource estimates. Additional sampling was completed for metal leaching and acid rock drainage (ML/ARD) characterization of the mineralized and altered rocks in and around the resource. This ML/ARD work began in 2022 and is ongoing. Work was also begun towards geometallurgical modeling of the JT Deposit.

2024 EXPLORATION AND DEVELOPMENT ACTIVITIES

A 1 mile (1,600 m) exploration tunnel at the JT Deposit is planned to provide a platform for cost-effective, tightly spaced definition drilling of the highest-grade portions of the JT Deposit and support future engineering and mine planning work for a Feasibility Study. The tunnel will also be designed for potential future mine access and haulage, and to support further deep exploration targets.

In support of the exploration tunnel and a future Feasibility Study, Contango completed a comprehensive field program in 2024 consisting of hydrogeological test work, engineering, and numerous environmental and cultural studies, including surface hydrology work, surface and groundwater sampling, fish habitat assessment and biomonitoring, wetlands mapping, nesting raptor surveys, and meteorological data collection. A Clean Water Act Section 404 permit was received on September 10, 2024, from the US Army Corps of Engineers, to construct a 2.6 mile (4 km) portal access road and expanded airstrip. Planning is underway for a 2025 program.

Table . Significant Assay Intersections from 2024 Drill Program at the Johnson Tract Project

Drill Hole	From	To	Length	Au	Ag	Cu	Pb	Zn	AuEq[1]
	(m)	(m)	(m)	(g/t)	(g/t)%		%	%	(g/t)
GT24-007	229	322	93	6.65	7.66	1.14	0.36	2.23	9.1
incl	254	271	17	21.3	7.75	1.16	0.2	3.66	24.32
GT24-008	5.9	229.4	223.5	8.89	6.06	0.45	0.88	4.42	11.5
incl	141.4	196.9	55.5	27.61	8.31	0.73	0.97	3.54	30.25
GT24-009	62	136.8	74.8	2.08	5.12	0.64	0.72	6.87	5.88
JT24-157	47.5	94.5	47	0.96	3.67	0.35	0.08	5.6	3.72
incl	71	94.5	23.5	1.72	4.3	0.46	0.15	8.89	5.97
JT24-158	45	93.6	48.6	1.95	4.81	0.42	0.58	4.32	4.41
JT24-159	42.5	72.7	30.2	3.63	4.23	0.48	0.24	4.95	6.31
incl	49.5	64.2	14.7	6.27	5.92	0.53	0.47	8.6	10.58
JT24-160	No Significant Intercepts
JT24-161	No Significant Intercepts
JT24-162B	4.7	78.1	73.4	0.95	12.62	0.17	0.28	6.65	4.06
incl	45.4	67.2	21.8	1.64	8.03	0.3	0.17	12.96	7.4
JT24-163	7.6	15.9	8.3	3.12	3.49	0.18	0.13	4.15	5.09
AND	106.2	113.6	7.4	0.32	12.56	0.09	0.12	8.19	3.92
JT24-164	No Significant Intercepts
JT24-165	No Significant Intercepts
JT24-166	36.5	39	2.5	0.3	5.34	0.08	0.34	8.33	3.92
JT24-167	125.9	145.9	20	1.49	4.43	0.29	0.17	8.27	5.29
JT24-168	49.2	67.3	18.1	1.86	5.87	0.28	0.83	5.26	4.6
JT24-169	6.9	50.5	43.6	0.46	3.15	0.13	0.06	8.63	4.17
JT24-170	59.1	71.1	12	6.07	3.22	0.4	0.05	2.46	7.6
AND	80.1	145.4	65.3	4.97	3.76	0.37	0.62	5.46	7.83
JT24-171	4.5	50.9	46.4	0.4	8.03	0.18	0.2	9.32	4.53
JT24-172	No Significant Intercepts
JT24-173	No Significant Intercepts

Footnote:

1. Assumed metal prices are US$2,000/oz for gold (Au), US$26/oz for silver (Ag), US$4.00/lb copper (Cu), US$0.95/lb lead (Pb), and US$1.25/lb for zinc (Zn); Gold Equivalent (AuEq) is based on assumed metal prices and payable metal recoveries of 97% for Au, 85% for Ag, 85% Cu, 72% Pb and 92% Zn from metallurgical testwork completed in 2022.

AuEq equals = Au g/t + Ag g/t × 0.01 + Cu% × 1.20 + Pb% × 0.24 + Zn% × 0.41

JOHNSON DEPOSIT MAP
November, 2024
1:6,000 Scale
CONTANGO ORE
GOLD SILVER COPPER
NAD 1983 (2011) UTM Zone 5N
Legend
Lithology
Landslide
Breccia Dyke
Dacite quartz-feldspar porphyry
Dacite tuffs and flows
Quartz-eye Volcaniclastics
Andesite Volcaniclastics
Granitoid
Alteration
Ser/Clay-Py Alteration
Resource Outline
2022 Indicated >3 g/t AuEq
2022 Inferred >3 g/t AuEq
Current Mineralized Extent
Drill Trace
2024 Infill
2024 Infill + Hydro
Pre-2024
Bruin Bay Fault
Saddle Fault
Dacite Fault
JT24-172
JT24-173
JT24-160
JT24-161
JT24-164
JT24-166
JT24-168
JT24-170
JT24-158
JT24-159
GT24-009
JT24-157
GT24-008
JT24-162
JT24-162B
JT24-163
JT24-169
JT24-171
GT24-007
JT24-165
JT24-167
502800
503000
503200
503400
502400
502600
6665800
6665600
6665400
6665200
6665000
6664800
6664600
6664400
900
800
700
600
500
400
0
100
200
400 Meters
0.13
0.25 Miles
N
Easy Creek
PS
Lower DC
Ellis
East DC
Kona
Milkbone
Upper DC
JT Deposit
South Valley
Double Glacier

Figure . Simplified Geologic Map showing 2024 and historic JT Deposit drilling.

CONTANGO ORE
GOLD SILVER COPPER
Long Section
Looking Southeast
JT Deposit
Nov, 2024
Mineral Resource Outline (July 2022)
1,053 koz @ 9.39 g/t AuEq Ind.
108 koz @ 4.76 g/t AuEq Inf.
JT24-159
30.2 m @ 6.3 g/t AuEq
JT24-158
48.6 m @ 4.4 g/t AuEq
JT24-168
18.1 m @ 4.6 g/t AuEq
JT24-170
65.3 m @ 7.8 g/t AuEq
JT24-171
46.4 m @ 4.5 g/t AuEq
JT24-169
43.6 m @ 4.2 g/t AuEq
JT24-162B
73.4 m @ 4.1 g/t AuEq
JT24-167
20.0 m @ 5.3 g/t AuEq
JT24-157
48m @ 3.7 g/t AuEq
GT24-009
74.8m @ 5.9 g/t Au Eq
GT24-007
93.0 m @ 9.1 g/t AuEq
GT24-008
223.5 m @ 11.5 g/t AuEq
Below cutoff
or unclassified
~1000m to conceptual
valley-floor adit
500
400
300
200
100
0
200m
Legend
Drillhole Pierce Points
Mineralized Intercepts
No Significant Mineralization
2022 Indicated >3 g/t AuEq
2022 Inferred >3 g/t AuEq
Mineralization

Figure . Simplified Long Section looking southeast showing the projected block model and mineralized envelope with approximate mineralized intercept pierce points. Select intercepts from this release are in red.

ABOUT JOHNSON TRACT

The JT Deposit is located two hundred kilometers (125 miles) southwest of Anchorage on private land. The deposit contains an Indicated Resource of 3.49 million tonnes (Mt) grading 9.39 g/t AuEq for 1,053,000 ounces AuEq and an additional Inferred Resource of 0.71 Mt grading 4.76 g/t AuEq for 108,000 ounces AuEq (see Technical Report titled "Updated Mineral Resource Estimate and NI 43-101 Technical Report for the Johnson Tract Project, Alaska" dated August 25, 2022). The JT Deposit remains open along strike and down dip and there are multiple other exploration targets along a 12 km (7.5 mile) mineralized corridor.

WEBINAR

A live interview to discuss the results from the 2024 drill program at the Johnson Tract Project will be recorded and available to watch early next week. A link will be sent out and also available on our media page at www.contangoore.com/our-media/interviews.

QUALIFIED PERSONS

Dave Larimer, CPG, Exploration Manager, a qualified person under S-K 1300, has approved the scientific and technical information related to exploration contained in this news release.

ABOUT CONTANGO

Contango is a NYSE American listed company that engages in exploration for gold and associated minerals in Alaska. Contango holds a 30% interest in the Peak Gold JV, which leases approximately 675,000 acres of land for exploration and development on the Manh Choh project, with the remaining 70% owned by KG Mining (Alaska), Inc., an indirect subsidiary of Kinross, operator of the Peak Gold JV. The Company also has a lease on the Johnson Tract Project from the underlying owner, CIRI Native Corporation, a lease on Lucky Shot project from the underlying owner, Alaska Hardrock Inc. and through its subsidiary has 100% ownership of approximately 8,600 acres of peripheral State of Alaska mining claims. In addition, Contango also owns a 100% interest in an additional approximately 145,000 acres of State of Alaska mining claims through its wholly owned subsidiary, which gives Contango the exclusive right to explore and develop minerals on these lands. Additional information can be found on our web page at www.contangoore.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding Contango that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, based on Contango’s current expectations and includes statements regarding future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “projects”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, “probable”, or “intends”, or stating that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved). Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the exploration and the mining industry (for example, operational risks in exploring for and developing mineral reserves; risks and uncertainties involving geology; the speculative nature of the mining industry; the uncertainty of estimates and projections relating to future production, costs and expenses; the volatility of natural resources prices, including prices of gold and associated minerals; the existence and extent of commercially exploitable minerals in properties acquired by Contango or the Peak Gold JV; ability to realize the anticipated benefits of the Peak Gold JV; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the interpretation of exploration results and the estimation of mineral resources; the loss of key employees or consultants; health, safety and environmental risks and risks related to weather and other natural disasters); uncertainties as to the availability and cost of financing; Contango’s inability to retain or maintain its relative ownership interest in the Peak Gold JV; inability to realize expected value from acquisitions; inability of our management team to execute its plans to meet its goals; the extent of disruptions caused by an outbreak of disease, such as the COVID-19 pandemic; and the possibility that government policies may change, political developments may occur or governmental approvals may be delayed or withheld, including as a result of presidential and congressional elections in the U.S. or the inability to obtain mining permits. Additional information on these and other factors which could affect Contango’s exploration program or financial results are included in Contango’s other reports on file with the U.S. Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change.

CONTACTS:

Contango ORE, Inc.
Rick Van Nieuwenhuyse

(907) 888-4273

www.contangoore.com